Exhibit D

                              BIRCH ACQUISITION LLC
                        c/o Wellspring Associates L.L.C.
                           620 Fifth Avenue, Suite 216
                               New York, NY 10020

                                              July 17, 1996

B1 Investments LLC
Veritov Trade, Inc.
c/o Balfour Investors Incorporated
620 Fifth Avenue
New York, NY  10020

            Reference is made to the Amended and Restated Operating Agreement of Birch Holdings LLC, a New York limited liability company (the "Company"), dated as of July 17, 1996 (the "Agreement"), among Birch Acquisition LLC, a New York limited liability company f/k/a Santa Maria Acquisition LLC ("SM Acquisition"), and B1 Investments LLC, a Delaware limited liability company ("BF Acquisition"), each as Members of the Company, and an individual named therein, as the Withdrawing Member of the Company. All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Agreement.

            The parties hereto hereby agree as follows:

            1. The Company shall use commercially reasonable efforts to cause DZ to issue, under a plan of reorganization confirmed under chapter 11 of the Bankruptcy Code, upon (or as promptly as practicable thereafter) the Senior Debt Conversion Date units consisting of shares of common stock of DZ (such common stock, the "DZ Common Stock") and warrants to purchase common stock of DZ (such warrants, the "General Warrants") to all holders of DZ Senior Debt immediately prior to the Senior Debt Conversion Date (collectively, the "Senior Debtholders"), provided that the Company shall use commercially reasonable efforts to cause such General Warrants, in the aggregate, to be exercisable for ******% of the outstanding DZ Common Stock.

            2. SM Acquisition agrees to cause the Company to distribute in kind, to BF Acquisition, as promptly as practicable after the Company's receipt of its General Warrants, such number of the Company's General Warrants representing
**** per cent (******%) of SM Acquisition's aggregate indirect and direct ownership interest in the Fully Diluted DZ Equity as of the date of such distribution (calculated (x) after giving effect to the issuance of all General Warrants to all Senior Debtholders and assuming full conversion thereof and (y) without regard to the allocations set forth in Sections 2.4(a)(ii) and 2.4(b)(ii) of the Agreement). The General Warrants so distributed to BF Acquisition
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shall hereinafter be referred to as the "SM General Warrants" and the percentage that the SM General Warrants represent of SM Acquisition's aggregate indirect and direct ownership interest in the Fully Diluted DZ Equity as of the date of such distribution (calculated in accordance with the provisions set forth above) shall hereinafter be referred to as the "SM General Warrant Percentage."

            3. (i) Upon the occurrence of the BF Acquisition Satisfaction Event (as defined herein), allocations of Net Income and Net Loss shall no longer be made to BF Acquisition under Sections 2.4(a)(ii) and 2.4(b)(ii), respectively, of the Agreement, and from and after the date of consummation of such distribution(s), such Sections of the Agreement shall no longer have any force or effect. The respective Capital Account balances of SM Acquisition and BF Acquisition shall be adjusted by the Tax Matters Person in accordance with the procedures for determining Gross Asset Value set forth in clause (iii) of the definition of Gross Asset Value in Section 1.8 of the Agreement so that, following such distribution(s), (i) any allocations theretofore made to BF Acquisition pursuant to Section 2.4(a)(ii) or 2.4(b)(ii) of the Agreement shall be reversed and of no force or effect for any purpose of the Agreement and (ii) such balances are proportionate to the respective Interests of SM Acquisition and BF Acquisition.

                  (ii) Notwithstanding anything contained in paragraph 3(i) to the contrary, if the SM General Warrant Percentage is less than **** percent (****%) and for so long as the BF Acquisition Satisfaction Event shall not have occurred, then the Allocations of Net Income shall be made to BF Acquisition under Section 2.4(a)(ii) of the Agreement, to reflect the difference between (A) **** percent (****%) and (B) the percentage that the SM General Warrants and the Birch Warrants (as defined herein) received by BF Acquisition and its Affiliates (but excluding any BF Affiliate General Warrants (as defined below)) represent of SM Acquisition's aggregate indirect and direct ownership interest in the Fully Diluted DZ Equity as of the date of the latest distribution of such warrants (calculated in accordance with the terms of paragraph 2 above).

            4. If the General Warrants received by BF Acquisition pursuant to paragraph 2 above, together with any General Warrants held by any Affiliate of BF Acquisition (but excluding any BF Affiliate General Warrants) in the aggregate, are exercisable for less than *****% of the Fully Diluted DZ Equity, the Company shall use commercially reasonable efforts to cause DZ to issue, under a plan of reorganization confirmed under chapter 11 of the Bankruptcy Code, upon (or as promptly as practicable thereafter) the Senior Debt Conversion Date additional warrants or options convertible into or exchangeable for DZ Equity to the Company, to SM Acquisition or to any of SM Acquisition's Affiliates (and not to any other holder of any DZ Equity) in consideration for management services rendered or to be rendered by such Person (such warrants or options, the "Birch Warrants"), and such Birch Warrants shall be distributed or transferred as follows and in the following order of priority:
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                  (i) first, a percentage of each Birch Warrant to SM
      Acquisition equal to SM Acquisition's aggregate indirect and direct ownership interest in the Fully Diluted DZ Equity immediately prior to the issuance of the initial Birch Warrant and the balance of each Birch Warrant to BF Acquisition, until BF Acquisition, together with its Affiliates (but excluding any BF Affiliate General Warrants), have received a number of Birch Warrants exercisable into a number of shares of DZ Common Stock equal to the difference between ****% of the Fully Diluted DZ Equity and the number of shares of DZ Common Stock for which the General Warrants received by BF Acquisition pursuant to paragraph 2 above, together with any General Warrants held by any Affiliate of BF Acquisition (but excluding any BF Affiliate General Warrants), are exercisable; and

                  (ii) thereafter, to SM Acquisition and BF Acquisition pro rata in accordance with their respective Interests.

To the extent that the Birch Warrants are issued to the Company and then allocated and distributed in kind to SM Acquisition and BF Acquisition, such allocation and distribution shall be appropriately reflected in their respective Capital Accounts in accordance with the procedures for determining Gross Asset Value set forth in clause (iii) of the definition of Gross Asset Value in
Section 1.8 of the Agreement.

            5. (i) SM Acquisition and Veritov Trade, Inc. ("Veritov") agree that
(a) the provisions of Article 8 of the Agreement shall apply (to the extent applicable) to Veritov with respect to its ownership of DZ Senior Debt and (b) each shall enter into a definitive investors' agreement to reflect clause (a) above as promptly as practicable following the date hereof.

                  (ii) Each of SM Acquisition, BF Acquisition, the Company and Veritov agree that on the Senior Debt Conversion Date (or as soon as practicable thereafter) such parties shall enter into a stockholders' agreement with DZ to provide for (a) terms substantially similar to those set forth in Article 8 of the Agreement with respect to such parties' ownership of DZ Common Stock and/or warrants to purchase DZ Common Stock and (b) such other terms as the parties thereto may agree.

            6. For purposes of this letter agreement, "BF Acquisition Satisfaction Event" shall mean the receipt by BF Acquisition of such number of SM General Warrants and/or Birch Warrants which, in the aggregate, represent
**** percent (****%) of SM Acquisition's aggregate indirect and direct ownership interest in the Fully Diluted DZ Equity as of the date of the latest distribution of such warrants (calculated in accordance with the terms of paragraph 2 above), "BF Affiliate General Warrants" shall mean General Warrants issued by DZ under a plan of reorganization confirmed under Chapter 11 of the Bankruptcy Code to any Affiliate of BF Acquisition in its capacity as a Senior Debtholder, and "Fully Diluted DZ Equity" shall mean, as of any date of
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determination, the then fully diluted DZ Equity without giving any effect to any warrants, options or other securities of DZ convertible into or exchangeable for DZ Equity issued to any officer or employee of DZ under or pursuant to any option, stock option plan or other employee benefit plan contemplated by Section
5.7 of the Agreement.

            7. SM Acquisition hereby agrees to use commercially reasonable efforts to cause DZ to issue, in accordance with the terms hereof, General Warrants which are substantially similar to the form of warrant attached hereto as Exhibit A.

            8. This letter agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. No delay on the part of a party in exercising any right hereunder shall operate as a waiver thereof, nor shall any waiver, express or implied, by a party of any right hereunder or of any failure to perform or breach hereof by the other party constitute or be deemed a waiver of any other right hereunder or of any other failure to perform or breach hereof by such other party, whether of a similar or dissimilar nature thereof.

            9. This letter agreement may be amended from time to time by a written instrument executed by each party hereto.

            10. Each of the parties hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the agreements set forth herein, including, without limitation, amending the Agreement.

            11. This letter agreement and the relations, rights and duties of the parties hereto shall be governed by and construed under and in accordance with the laws of the State of New York applicable to agreements entered into and to be performed entirely within such State (without regard to principles of conflicts of laws).
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            12. This letter agreement may be executed in one or more
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                                       BIRCH ACQUISITION LLC



                                       By: /s/ Martin S. Davis
                                           -------------------------------------
                                           Name:  Martin S. Davis
                                           Title: Managing Member

ACKNOWLEDGED AND AGREED TO AS OF THE 17th DAY OF July, 1996:

B1 INVESTMENTS LLC



By: /s/ Jay Goldsmith
    ---------------------------
    Name:  Jay Goldsmith
    Title: Member



VERITOV TRADE, INC.



By: /s/ H. I. Freund
    ---------------------------
    Name:  H.I. Freund
    Title: President



BIRCH HOLDINGS LLC



By: /s/ Martin S. Davis
    ---------------------------
    Name:
    Title: